                                                                     EXHIBIT 4.2

                             AGREEMENT TO BE BOUND

                              November 12, 1999


To the Parties to the
Stockholders Agreement
dated as of August 31, 1999

Ladies and Gentlemen:

          Reference is made to the Stockholders Agreement, dated as of August 31, 1999 (as it may be amended from time to time, the "Stockholders Agreement")
                                                       ----------------------
among Galyan's Trading Company, Inc. (the "Company"), FS Equity Partners IV,
                                           -------
L.P., The Limited, Inc. and G Trademark, Inc. Capitalized terms used herein and not defined therein have the meanings ascribed to them in the Stockholders Agreement.

          Benchmark Capital Partners IV, L.P. ("Benchmark") purchased shares of
                                                ---------
Class A Common Stock from the Company pursuant to that certain Stock Purchase Agreement dated as of the date hereof. In consideration of the representations, covenants and agreements contained in the Stockholders Agreement, Benchmark hereby confirms and agrees that all Common Stock held by it shall be subject to, and Benchmark shall be bound by, all of the terms, conditions and provisions of the Stockholders Agreement applicable to Other Stockholders. The other parties to the Stockholders Agreement hereby acknowledge and agree that Benchmark shall have all of the rights of an Other Stockholder under the Stockholders Agreement.

          The term "Other Stockholder" and "Other Stockholders" as used in the Stockholders Agreement shall be deemed to apply to and include the undersigned.

          This letter shall be construed and enforced in accordance with the laws of the State of New York.

          This letter may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.


                  [Remainder of Page Intentionally Left Blank]
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                              Very truly yours,

                              BENCHMARK CAPITAL PARTNERS IV, L.P.
                              as nominee for
                              Benchmark Capital Partners IV, L.P.
                              Benchmark Founders' Fund IV, L.P.
                              Benchmark Founders' Fund IV-A, L.P.
                              and related individuals

                              By:  Benchmark Capital Management Co. IV, L.L.C.
                              Its:  General Partner



                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


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ACKNOWLEDGED AND AGREED:

          FS EQUITY PARTNERS IV, L.P.


          By:   FS CAPITAL PARTNERS, LLC
          Its:  General Partner


               By:
                     ---------------------------------
                     Name:
                     Title:

          THE LIMITED, INC.



          By:
               ---------------------------------
               Name:
               Title:

          G TRADEMARK, INC.



          By:
               ---------------------------------
               Name:
               Title:



          GALYAN'S TRADING COMPANY, INC.



          By:
               ---------------------------------
               Name:
               Title:

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